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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Haverty Furniture Companies, Inc. of our report dated March 15, 2006, with respect to the consolidated financial statements of Haverty Furniture Companies, Inc., included in the 2005 Annual Report to Stockholders of Haverty Furniture Companies, Inc.

Our audits also included the financial statement schedule of Haverty Furniture Companies, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 15, 2006, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration
Statements:

     (1) Registration Statements (Form S-8 Nos. 333-53215 and 333-66012) pertaining to the 1998 Stock Option Plan of Haverty Furniture Companies, Inc.

     (2) Registration Statements (Form S-8 Nos. 33-45724 and 333-66010) pertaining to the Employee Stock Purchase Plan of Haverty Furniture Companies, Inc.

     (3) Registration Statement (Form S-8 No. 33-44285) pertaining to the Thrift Plan and Trust of Haverty Furniture Companies, Inc.

     (4) Registration Statement (Form S-8 No. 333-120352) pertaining to the 2004 Long-Term Incentive Plan of Haverty Furniture Companies, Inc.

of our report dated March 15, 2006, with respect to the consolidated financial statements of Haverty Furniture Companies, Inc. incorporated herein by reference, our report dated March 15, 2006, with respect to Haverty Furniture Companies, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Haverty Furniture Companies, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Haverty Furniture Companies, Inc. included in this Annual Report (Form 10-K) of Haverty Furniture Companies, Inc.

                                               /s/ Ernst & Young LLP

Atlanta, Georgia
March 15, 2006